SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2004

CERTEGY INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-16427	58-2606325
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11720 Amber Park Drive Suite 600 Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (678) 867-8000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired:

None.

(b) Pro Forma Financial Information:

None.

(c) Exhibits:

Exhibit No.	Description

99.1	Certegy Inc. press release dated January 28, 2004, announcing the Company’s financial results for the fourth quarter of 2003 and full year 2003 (furnished pursuant to Item 12 of Form 8-K).

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 28, 2004, Certegy Inc. (“Certegy”) issued a press release to announce its financial results for the fourth quarter of 2003 and full year 2003. A copy of the press release is attached as Exhibit 99.1.

The press release presents certain operating income, net income, and earnings per share measures that exclude charges for contract termination and other charges, as well as an after-tax expense related to the cumulative effect of an accounting change in 2003 and asset impairment, severance, litigation settlement and other cost in 2002. The press release reconciles these measures to the most directly comparable operating income, net income, and earnings per share measures calculated and presented in accordance with GAAP.

Management believes that presentation of these measures excluding the described charges is useful because it allows investors and management to evaluate and compare Certegy’s core operating resulting results from ongoing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

The information in this Report, including the Exhibit attached hereto, is furnished solely pursuant to Item 12 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act of Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTEGY INC.

By: /s/ MICHAEL T. VOLLKOMMER
Date: January 28, 2004	Michael T. Vollkommer Corporate Vice President and Chief Financial Officer